UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2016

RICE MIDSTREAM PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-36789	47-1557755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Rice Drive

Canonsburg, Pennsylvania 15317

(Address of Principal Executive Offices)

(Zip Code)

(724) 271-7200

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On June 7, 2016, Rice Midstream Partners LP, a Delaware limited partnership (the “Partnership”) and Rice Midstream Management LLC, a Delaware limited liability company and the general partner of the Partnership, entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, as representative of the underwriters named therein (the “Underwriters”), relating to the offer and sale of common units representing limited partnership interests in the Partnership (the “Common Units”). The Underwriting Agreement provides for the offer and sale (the “Offering”) of an aggregate of 8,000,000 Common Units, at a price to the public of $18.50 per Common Unit ($17.8525 per Common Unit net of underwriting discounts and commissions). Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day option to purchase up to an aggregate of 1,200,000 additional Common Units, which option was exercised in full on June 8, 2016. The material terms of the Offering are described in the prospectus, dated June 7, 2016 (the “Prospectus”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on June 9, 2016, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering has been registered with the Commission pursuant to a shelf registration statement on Form S-3 (Registration No. 333-209089), filed with the Commission on January 22, 2016 and declared effective on February 4, 2016.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering closed on June 13, 2016.

As more fully described in the Prospectus, the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking, advisory and other services for the Partnership and its affiliates from time to time for which they have received, or may in the future receive, customary fees and commissions. In addition, affiliates of certain of the Underwriters are lenders under the Partnership’s revolving credit facility.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 7.01	Regulation FD Disclosure.

On June 7, 2016 the Partnership issued press releases announcing the launch and pricing of the Offering. Copies of the press releases are furnished as Exhibits 99.1 and 99.2 hereto, respectively. The information furnished pursuant to this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and will not be incorporated by reference into any filing under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of June 7, 2016, by and among Rice Midstream Partners LP, Rice Midstream Management LLC and Wells Fargo Securities, LLC, as representative of the underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the offered Common Units.

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 and 8.1)

99.1	Press Release dated June 7, 2016.

99.2	Press Release dated June 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICE MIDSTREAM PARTNERS LP

By: Rice Midstream Management LLC, its general partner

By:	/s/ Daniel J. Rice IV
Daniel J. Rice IV
Director, Chief Executive Officer

Dated: June 13, 2016

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of June 7, 2016, by and among Rice Midstream Partners LP, Rice Midstream Management LLC and Wells Fargo Securities, LLC, as representative of the underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the offered Common Units.

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 and 8.1)

99.1	Press Release dated June 7, 2016.

99.2	Press Release dated June 7, 2016.

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